Exhibit 99.1

American Public Education Reports Strong Fourth Quarter and Full Year 2025 Financial Results

~ Provides Q1 and FY 2026 Guidance ~

CHARLES TOWN, W.V. – March 12, 2026 -- American Public Education, Inc. (the “Company”) (Nasdaq: APEI), a company that transforms lives, advances careers and improves communities by providing online and campus-based postsecondary education to approximately 109,000 students, has reported financial and operational results for the fourth quarter and full year ended December 31, 2025.

"In 2025, we set ambitious financial and operating goals, and I am proud to report that we delivered $649 million or a 3.9% increase in revenue growth, where notably each of our three institutions produced year-over-year revenue growth. We also delivered $86 million or an 18.6% year-over-year improvement in adjusted EBITDA,” said Angela Selden, President and Chief Executive Officer of APEI. “We simplified and strengthened APEI by redeeming our preferred equity, and by selling corporate buildings and Graduate School USA. Further, the Department of Education lifted both the Letter of Credit and the growth restrictions that had prevented Rasmussen from opening new campuses and adding new programs for the past six years.”

Selden concluded, “As we introduce full year 2026 guidance, we remain committed to driving sustained growth, expanding margins, and delivering on our strategic priorities to continue to build long-term shareholder value."

Key Fourth Quarter 2025 Highlights (as Compared to Fourth Quarter 2024)

•	Consolidated revenue of $158.3 million, a 3.5% year-over year decrease, reflecting the effects of the federal government shutdown in the fourth quarter of 2025 and the sale of Graduate School USA (“GSUSA”) in July 2025.

o	Rasmussen University (“RU”) segment revenue growth of 15.9% year-over-year to $66.6 million, primarily driven by increased enrollments.

o	Hondros College of Nursing (“HCN”) segment revenue growth of 9.5% year-over-year to $20.7 million, primarily driven by increased enrollments.

o	American Public University System (“APUS”) segment revenue decreased 13.8%, primarily driven by the government shutdown in the fourth quarter of 2025.

o	Excluding the effect of the sale of GSUSA in July 2025, consolidated revenue would have been flat when compared to the prior year period.

•	Net income available to common stockholders increased 9.6% to $12.6 million, compared to $11.5 million.

•	Adjusted EBITDA decreased 8.6% to $28.7 million, impacted by the government shutdown in the fourth quarter of 2025.

•	Net income per diluted common share increased 6.3% to $0.67, compared to $0.63.

Full Year 2025 Highlights (as Compared to Full Year 2024)

•	Consolidated revenue of $648.9 million, a 3.9% year-over year increase, reflecting the effects of the federal government shutdown in the fourth quarter of 2025 and the sale of GSUSA in July 2025.

o	RU segment revenue growth of 13.9% year-over-year to $246.2 million, primarily driven by increased enrollments.

o	HCN segment revenue growth of 11.4% year-over-year to $75.0 million, primarily driven by increased enrollments.

o	APUS segment revenue growth of 0.9% year-over-year to $319.8 million, impacted by the federal government shutdown in the fourth quarter of 2025.

•	Net income available to common stockholders increased 151.6% to $25.3 million, compared to $10.1 million.

•	Adjusted EBITDA increased 18.6% to $85.7 million.

•	Net income per diluted common share increased 147.3% to $1.36 per share, compared to $0.55 per share.

•	Cash flows from operations increased 26.8% to $62.0 million.

Debt Refinancing and Repurchase Program

•	On March 9, 2026, the Company completed a refinancing of its debt that reduced its borrowing rate by 375 basis points at current leverage levels. The reduction in borrowing rate, combined with the reduction in principal, is expected to generate approximately $3.7 million in annual interest expense savings (excluding debt cost amortization).

•	On March 10, 2026, the Company’s Board of Directors authorized a common stock repurchase program of up to $50 million in the aggregate. The program replaces the Company’s prior repurchase authorizations.

Registrations and Enrollment

	Q4 2025	Q4 2024	% Change
American Public University System 1
For the three months ended December 31,
Net Course Registrations	82,200	97,100	-15.3%
Rasmussen University 2
For the three months ended December 31,
Total Student Enrollment	15,900	14,600	8.9%
Hondros College of Nursing 3
For the three months ended December 31,
Total Student Enrollment	4,000	3,700	9.2%

1.       APUS Net Course Registrations represents the approximate aggregate number of courses for which students remain enrolled after the date by which they may drop a course without financial penalty. Excludes students in doctoral programs.

2.       RU Total Student Enrollment represents students in an active status as of the full-term census or billing date.

3.       HCN Total Student Enrollment represents the approximate number of students enrolled in a course after the date by which students may drop a course without financial penalty.

First Quarter and Full Year 2026 Outlook

The following statements are based on APEI's current expectations. These statements are forward-looking and actual results may differ materially. APEI undertakes no obligation to update publicly any forward-looking statements for any reason unless required by law. Refer to APEI's earnings conference call and presentation for further details.

In millions, except enrollment, net registrations and per share data	First Quarter 2026	First Quarter 2025
APU Global Net registrations	106,600 +4.0% y/y	102,500
RU Health+ Enrollment	19,400 +7.8% y/y	18,000
Revenue	$173.0 - $175.0	$164.6 Includes $3.7 of GSUSA Revenue
Net Income Available to Common Stockholders	$11.1 - $12.2	$7.5
Adjusted EBITDA	$25.5 - $27.0	$21.2
Diluted Earnings per Share	$0.58 per - $0.64 per share	$0.41

In millions, except per share data	Full Year 2026	Full Year 2025
Revenue	$685.0 - $695.0	$648.9
Net Income Available to Common Stockholders	$41.3 - $47.6	$25.3
Adjusted EBITDA	$91.5 - $100.5	$85.7
Diluted Earnings per Share	$2.15 per - $2.47 per share	$1.36 per share
Capital Expenditures	$28.0 - $32.0	$15.9

Fourth Quarter and Full Year 2025 Earnings Call

The Company will hold a conference call on Thursday, March 12, 2026, at 5:00 PM Eastern Time to discuss its financial results for the fourth quarter and full year ended December 31, 2025.

Date: Thursday, March 12, 2026

Time: 5:00 PM Eastern Time (2:00 PM Pacific Time)

USA / International Toll Dial-in: +1 (646) 307-1963

USA – Toll-Free Dial-in: (800) 715-9871

Conference ID: 60598

Webcast: 4Q25 Webcast Link

The Company will also provide a link on its website at https://www.apei.com/overview/default.aspx for those who wish to stream the call via webcast. If dialing in, please call the conference telephone number 5 to10 minutes prior to the start time.

A replay of the conference call will also be available through the Company’s website through March 26, 2026.

Non-GAAP Financial Measures

This press release contains the non-GAAP financial measures of EBITDA (earnings before interest, taxes, depreciation, and amortization), adjusted EBITDA (EBITDA less non-cash expenses such as stock compensation and non-recurring expenses), adjusted EBITDA margin, segment EBITDA, and segment EBITDA margin. APEI believes that the use of these measures is useful because they allow investors to better evaluate APEI's operating profit and cash generation capabilities.

For the three months ended December 31, 2025, and fiscal year 2025, adjusted EBITDA excludes stock compensation, loss on disposals of long-lived assets, loss on sale of subsidiary, transition services, severance expense, other professional fees, and loss on leases.

These non-GAAP measures should not be considered in isolation or as an alternative to measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of our non-GAAP measures is that they exclude expenses that are required by GAAP to be recorded. In addition, non-GAAP measures are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded.

APEI is presenting EBITDA and adjusted EBITDA in connection with its GAAP results and urges investors to review the reconciliation of EBITDA and adjusted EBITDA to the comparable GAAP financial measures that are included in the tables following this press release (under the captions "GAAP Net Income to Adjusted EBITDA" "GAAP Outlook Net Income to Outlook Adjusted EBITDA" and “Education Unit Profile – Segment Summary”) and not to rely on any single financial measure to evaluate its business.

About American Public Education

American Public Education, Inc. (Nasdaq: APEI), through its institutions, American Public University System, or APUS, Rasmussen University, and Hondros College of Nursing, provides education that transforms lives, advances careers, and improves communities.

APUS, which operates through American Military University and American Public University, is the leading educator to active-duty military and veteran students* and serves approximately 88,700 adult learners worldwide via accessible and affordable higher education.

Rasmussen University is a 126-year-old nursing and health sciences-focused institution that serves approximately 15,900 students across its 18 campuses in five states and online. It also has schools of Business, Technology, Design, Early Childhood Education and Justice Studies.

Hondros College of Nursing focuses on educating pre-licensure nursing students at eight campuses (six in Ohio, one in Indiana, and one in Michigan). It is the largest educator of Practical Nursing (Licensed Practical Nurse) nurses in the state of Ohio** and serves approximately 4,000 total students.

Both APUS and Rasmussen University are institutionally accredited by the Higher Learning Commission (HLC), an institutional accreditation agency recognized by the U.S. Department of Education. Hondros College of Nursing is accredited by the Accrediting Bureau of Health Education Schools (ABHES).

*Based on FY 2023 Department of Defense tuition assistance data, as reported by Military Times, and Veterans Administration student enrollment data as of 2024.

**Based on information compiled by the National Council of State Boards of Nursing and Ohio Board of Nursing.

Forward Looking Statements

Statements made in this presentation regarding American Public Education, Inc. or its subsidiary institutions ("APEI" or the "Company") that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about APEI and the industry. Forward-looking statements include, without limitation, statements regarding expectations for growth, registration, enrollments, demand, revenues, net income, earnings per share, EBITDA and adjusted EBITDA, adjusted EBITDA margin, debt refinancing and share repurchase program, the growth and profitability of APEI, and related growth strategies, plans with respect to and future impacts of recent, current and future initiatives, including the planned combination of American Public University System, Rasmussen University and Hondros College of Nursing into one consolidated institution, and the impact of the U.S federal government shutdown in the fourth quarter of 2025.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among others, risks related to: APEI's failure to comply with regulatory and accrediting agency requirements, including the "90/10 Rule", and to maintain institutional accreditation and the impacts of any actions APEI may take to prevent or correct such failure; changes in the post-secondary education regulatory environment as a result of U.S. federal elections, including any changes by or as a result of actions of the current administration to the operations of the Department of Education or changes to or the elimination or implementation of laws, regulations, standards, policies, and practices; potential or actual government shutdowns, including the U.S federal government shutdown in the fourth quarter of 2025, uncertainties in the estimated impact of the shutdown on APEI and its prospective and current students, and APEI's inability to mitigate these impacts; government budget and federal workforce uncertainty; the impact, timing, and projected benefits of the planned combination of APUS, RU, and HCN into one consolidated institution; APEI's dependence on the effectiveness of its ability to attract students who persist in its institutions' programs; changing market demands;  declines in enrollments at APEI's subsidiaries; APEI's inability to effectively market its institutions' programs; APEI's inability to maintain strong relationships with the military and maintain course registrations and enrollments from military students; the loss or disruption of APEI's ability to receive funds under Title IV or TA programs or the reduction, elimination, or suspension of federal funds; adverse effects of changes APEI makes to improve the student experience and enhance the ability to identify and enroll students who are likely to succeed; APEI's need to successfully adjust to future market demands by updating existing programs and developing new programs; APEI's loss of eligibility to participate in Title IV programs or ability to process Title IV financial aid; economic and market conditions and changes in interest rates; difficulties involving acquisitions; APEI's indebtedness, including the refinancing thereof; APEI's dependence on and the need to continue to invest in its technology infrastructure, including with respect to third-party vendors; the inability to recognize the intended benefits of APEI's cost savings and reduction and revenue generating efforts; APEI's ability to manage and limit its exposure to bad debt; and the various risks described in the "Risk Factors" section and elsewhere in APEI's Annual Report on Form 10-K for the year ended December 31, 2024, as supplemented by those risks described in the “Risk Factors” section and elsewhere in APEI's Annual Report on Form 10-K for the year ended December 31, 2025 to be filed today, March 12, 2026, and in other filings with the SEC. You should not place undue reliance on any forward-looking statements. APEI undertakes no obligation to update publicly any forward-looking statements for any reason, unless required by law, even if new information becomes available or other events occur in the future.

Company Contact
Frank Tutalo
Director, Public Relations
American Public Education, Inc.
ftutalo@apei.com

Investor Relations
Shannon Devine

MZ North America

Direct: 203-858-1945
APEI@mzgroup.us

American Public Education, Inc.

Consolidated Statement of Income

(In thousands, except per share data)

	Three Months Ended
	December 31,
	2025	2024

Revenue	$158,330	$164,110
Costs and expenses:
Instructional costs and services	68,955	71,661
Selling and promotional	30,860	29,057
General and administrative	35,339	36,228
Depreciation and amortization	4,122	3,863
Loss on assets held for sale	-	1,618
Loss on disposals of long-lived assets	87	148
Total costs and expenses	139,363	142,575
Income from operations before
interest and income taxes	18,967	21,535
Interest expense, net	(1,166)	(585)
Income before income taxes	17,801	20,950
Income tax expense	5,193	7,986
Net income	$12,608	$12,964
Preferred stock dividends	-	1,459
Net income available to common stockholders	$12,608	$11,505

Income per common share:
Basic	$0.70	$0.65
Diluted	$0.67	$0.63

Weighted average number of
common shares:
Basic	18,095	17,686
Diluted	18,798	18,366

	Three Months Ended
Segment Information:	December 31,
	2025	2024
Revenue:
APUS Segment	$71,028	$82,364
RU Segment	$66,629	$57,489
HCN Segment	$20,733	$18,941
Corporate and other[1]	$(60)	$5,316
Income (loss) from operations before
interest and income taxes:
APUS Segment	$19,977	$27,279
RU Segment	$7,328	$3,603
HCN Segment	$1,167	$697
Corporate and other	$(9,505)	$(10,044)

1.	Corporate and Other includes tuition and contract training revenue earned by GSUSA and the elimination of intersegment revenue for courses taken by employees of one segment at other segments.

	Twelve Months Ended
	December 31,
	2025	2024

Revenues	$648,862	$624,559
Costs and expenses:
Instructional costs and services	297,020	295,703
Selling and promotional	137,252	128,810
General and administrative	144,582	141,961
Depreciation and amortization	16,148	19,303
Loss on sale of subsidiary	3,877	-
Loss on assets held for sale	1,527	1,618
Loss on leases	77	3,715
Loss on disposals of long-lived assets	444	383
Total costs and expenses	600,927	591,493
Income from operations before
interest and income taxes	47,935	33,066
Interest expense, net	(4,230)	(2,127)
Income before income taxes	43,705	30,939
Income tax expense	12,148	10,419
Equity investment loss	-	(4,407)
Net income	$31,557	$16,113
Preferred stock dividends	2,751	6,056
Loss on redemption of preferred stock	3,501	-
Net income available to common stockholders	$25,305	$10,057

Income per common share:
Basic	$1.40	$0.57
Diluted	$1.36	$0.55

Weighted average number of
common shares:
Basic	18,011	17,625
Diluted	18,660	18,149

	Twelve Months Ended
Segment Information:	December 31,
	2025	2024
Revenues:
APUS Segment	$319,842	$317,049
RU Segment	$246,231	$216,262
HCN Segment	$74,983	$67,290
Corporate and other[1]	$7,806	$23,958
Income (loss) from operations before
interest and income taxes:
APUS Segment	$90,825	$89,422
RU Segment	$4,040	$(21,798)
HCN Segment	$(854)	$(1,122)
Corporate and other	$(46,076)	$(33,436)

1.	Corporate and Other includes tuition and contract training revenue earned by GSUSA and the elimination of intersegment revenue for courses taken by employees of one segment at other segments.

American Public Education, Inc.
Consolidated Balance Sheet

(In thousands)

	As of December 31, 2025	As of December 31, 2024
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$176,499	$158,941
Accounts receivable, net of allowance of $21,113 in 2025 and $19,280 in 2024	65,662	62,465
Prepaid expenses	14,197	13,748
Income tax receivable	3,458	949
Assets held for sale	-	24,469
Total current assets	259,816	260,572
Property and equipment, net	70,598	73,383
Operating lease assets, net	57,686	94,776
Deferred income taxes	39,176	47,311
Intangible assets, net	28,221	28,221
Goodwill	59,593	59,593
Other assets, net	6,328	6,247
Total assets	$521,418	$570,103
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,822	$7,847
Accrued compensation and benefits	22,463	20,546
Accrued liabilities	13,375	13,735
Deferred revenue and student deposits	23,016	23,474
Lease liabilities, current	11,374	13,553
Total current liabilities	75,050	79,155
Lease liabilities, long-term	56,921	93,645
Long-term debt, net	94,665	93,424
Total liabilities	$226,636	$266,224

Stockholders’ equity:
Preferred stock, $.01 par value; 10,000,000 shares authorized; 0 shares issued and outstanding in 2025; 400 shares issued and outstanding in 2024 ($117,439 liquidation preference per share, $46,976 in aggregate, for 2024)	-	39,691
Common stock, $.01 par value; 100,000,000 shares authorized; 18,125,860 issued and outstanding in 2025; 17,712,575 issued and outstanding in 2024	181	177
Additional paid-in capital	311,119	305,823
Accumulated other comprehensive loss	(18)	(7)
Accumulated deficit	(16,500)	(41,805)
Total stockholders’ equity	294,782	303,879
Total liabilities and stockholders’ equity	$521,418	$570,103

Education Unit Profile

Segment Summary

($ in millions)

	4Q24	4Q25	FY2024	FY2025

American Public University System
Revenue	82.4	71.0	317.0	319.8
Operating Income	27.3	20.0	89.4	90.8
+ Depreciation and Amortization	1.2	1.0	4.8	4.0
EBITDA	28.4	21.0	94.3	94.8
EBITDA Margin	35%	30%	30%	30%

Rasmussen University
Revenue	57.5	66.6	216.3	246.2
Operating Income	3.6	7.3	(21.8)	4.1
+ Depreciation and Amortization	1.9	2.2	11.6	8.5
EBITDA	5.5	9.5	(10.2)	12.6
EBITDA Margin	10%	14%	-5%	5%

Hondros College of Nursing
Revenue	18.9	20.7	67.3	75.0
Operating Income	0.7	1.2	(1.1)	(0.9)
+ Depreciation and Amortization	0.5	0.5	1.7	2.1
EBITDA	1.2	1.7	0.6	1.2
EBITDA Margin	6%	8%	1%	2%

Graduate School USA
Revenue	5.4	-	24.3	8.0
Operating Income	(0.9)	-	(2.0)	(5.7)
+ Depreciation and Amortization	0.1	-	0.6	0.2
EBITDA	(0.8)	-	(1.4)	(5.5)

Corporate
EBITDA	(9.0)	(9.1)	(30.8)	(39.1)

American Public Education, Inc.
Consolidated Revenue	164.1	158.3	624.6	648.9
Consolidated EBITDA	25.4	23.1	52.4	64.1
+ Adjustments	6.1	5.6	19.9	21.6
Consolidated Adjusted EBITDA	31.4	28.7	72.3	85.7
Adjusted EBITDA Margin	19%	18%	12%	13%

1.	Operating Income reflects income (loss) from operations before interest, income taxes in our 2025 10-K.
2.	Adjustments include stock compensation expense, loss on disposals of long-lived assets, loss on assets held for sale, loss on sale of subsidiary, transition services, severance expense, loss on leases and other professional fees.
3.	Corporate results include unallocated corporate activity and eliminations.

GAAP Net Income Available to Common Stockholders to Adjusted EBITDA:

The following table sets forth the reconciliation of the Company’s reported GAAP net income available to common stockholders to the calculation of adjusted EBITDA for the three months and twelve months ended December 31, 2025 and 2024:

	Consolidated
	3 Months		Year Ended
	Dec 31,		Dec 31,
(in thousands, except per share data)	2025	2024	2025	2024
Net (loss) income available to common stockholders	$12,608	$11,505	$25,305	$10,057
Preferred stock dividends	-	1,459	2,751	6,056
Loss on redemption of preferred stock	-	-	3,501	-
Net income (loss)	$12,608	$12,964	$31,557	$16,113
Income tax expense (benefit)	5,193	7,986	12,148	10,419
Interest expense, net	1,166	585	4,230	2,127
Equity investment loss	-	-	-	4,407
Depreciation and amortization	4,122	3,863	16,148	19,303
EBITDA	23,089	25,398	64,083	52,369

Loss on leases	-	-	77	3,715
Loss on assets held for sale	-	1,618	1,527	1,618
Loss on sale of subsidiary	-	-	3,362	-
Other professional fees	228	1,404	3,733	2,217
Stock compensation	2,217	2,166	8,352	7,668
Loss on disposals of long-lived assets	87	148	444	383
Transition services costs	821	659	821	3,798
Severance expense	2,244	-	3,327	530
Adjusted EBITDA	$28,686	$31,393	$85,726	$72,298

GAAP Outlook Net Income Available to Common Stockholders to Outlook Adjusted EBITDA:

The following table sets forth the reconciliation of the Company’s outlook GAAP net income available to common stockholders to the calculation of outlook adjusted EBITDA for the three months ended March 31, 2026 and twelve months ending December 31, 2026:

	Three Months Ending		Twelve Months Ending
	March 31, 2026		December 31, 2026
(in thousands, except per share data)	Low	High	Low	High
Net Income	$11,117	$12,167	$41,304	$47,604
Income tax expense	4,764	5,214	18,387	21,087
Interest expense, net	900	900	400	400
Loss on extinguishment of debt	1,600	1,600	1,600	1,600
Depreciation and amortization	4,315	4,315	18,102	18,102
EBITDA	22,696	24,196	79,793	88,793
Stock compensation	2,258	2,258	8,652	8,652
Professional Services	524	524	3,033	3,033
Other costs	22	22	22	22
Adjusted EBITDA	$25,500	$27,000	$91,500	$100,500